Exhibit 1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of the 14th day of February, 2022, among Gores Guggenheim Sponsor LLC, GG Sponsor, LLC, AEG Holdings, LLC, Alec Gores, GGP Sponsor Holdings, LLC and Andrew M. Rosenfield (collectively, the “Joint Filers”).

WHEREAS, pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(g) of the Exchange Act by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

1. The Schedule 13G with respect to the Class A Common Stock, par value $0.0001 per share, of Gores Guggenheim, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2. Each of the Joint Filers is eligible to use Schedule 13G for the filing of the information therein contained.

3. Each of the Joint Filers is responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

GORES GUGGENHEIM SPONSOR LLC,

By:	GG Sponsor, LLC, its managing member
By:	AEG Holdings, LLC, its sole member

/s/ Alec Gores
Name:	Alec Gores
Title:	Managing Member

and

By:	GGP Sponsor Holdings LLC, its managing member

/s/ Andrew McBride
Name:	Andrew McBride
Title:	Attorney-in-Fact

GG SPONSOR, LLC

By:	AEG Holdings, LLC, its sole member
/s/ Alec Gores
Name:	Alec Gores
Title:	Managing Member

GGP SPONSOR HOLDINGS, LLC

/s/ Andrew McBride
Name: Andrew McBride
Title: Attorney-in-Fact

ANDREW M. ROSENFIELD

/s/ Andrew McBride
Name: Andrew McBride
Title: Attorney-in-Fact

AEG HOLDINGS, LLC

/s/ Alec Gores
Name:	Alec Gores
Title:	Managing Member

ALEC GORES

/s/ Alec Gores
Alec Gores